Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 5 March 2012 relating to the financial statements and the effectiveness of internal control over financial reporting of the Rio Tinto Group, which appears in the Rio Tinto Group’s Annual Report on Form 20-F for the year ended 31 December 2011.

PricewaterhouseCoopers LLP	PricewaterhouseCoopers
London, United Kingdom	Melbourne, Australia
12 October 2012	12 October 2012